                                                                     Exhibit 4.7

                            TCI COMMUNICATIONS, INC.

                      FORM OF CERTIFICATE OF DESIGNATIONS
                            ------------------------

                      SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                  OF A SERIES OF PREFERRED STOCK DESIGNATED AS
                % CUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A
                            ------------------------

     The undersigned, a Vice President of TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY CERTIFIES that (i) the Board of Directors, in accordance with Article IV, Section B of the Company's Restated Certificate of Incorporation, has authorized the creation of the series of Preferred Stock hereafter provided for and has established the voting and exchange rights thereof and has authorized, in accordance with Section 141(c) of the Delaware General Corporation Law (the "DGCL"), an Executive Committee of the Board of Directors (the "Executive Committee") to adopt the following resolution (which includes the voting and exchange rights of such series as authorized by the Board of Directors) and (ii) the Executive Committee has adopted the following resolution, creating the following new series of the Company's Preferred Stock:

     "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section B of the Restated Certificate of Incorporation of the Company to the Board of Directors, there is hereby created and authorized the issuance of a new series of the Company's Preferred Stock, par value $.01 per share ("Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, exchange rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth:

     (1) DESIGNATION; NUMBER OF SHARES. The designation of the series of Preferred Stock, par value $.01 per share, of the Company created hereby shall
be "   % Cumulative Exchangeable Preferred Stock, Series A" (the "Series A
Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 2,300,000. Each share of Series A Preferred Stock shall have a stated value of $50 ("Stated Value").

     Any shares of Series A Preferred Stock redeemed or otherwise acquired by the Company shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

     (2) CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph (2) shall have, for all purposes of this Certificate of Designations, the meanings herein specified:

     "Average Market Price" per share of Series A TCI Group Common Stock at any date of determination shall mean the average of the daily Closing Prices for the ten consecutive Trading Dates ending on the third Business Day preceding such date of determination, appropriately adjusted to take into account the actual occurrence, during the period following the first of such 10 consecutive Trading Dates and ending on the Business Day immediately preceding the date of determination, of any event of a type described in subparagraph 5(b).

     "Board of Directors" shall mean the Board of Directors of the Company, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

     "Cash Equivalent Amount" at any date of determination shall mean an amount equal to 95% of the Average Market Price per share of Series A TCI Group Common Stock as of such date of determination.

     "Closing Price" shall mean, on any day, (i) the last sale price (or, if no sale price is reported on that day, the average of the bid and asked prices) of the Series A TCI Group Common Stock on the Nasdaq National Market on such day, or (ii), if the primary trading market for the Series A TCI Group Common Stock is not the Nasdaq National Market, then the closing sale price regular way on such day, or, in case no such sale takes place on such day, the reported closing bid price regular way on such day, in each case on the New York Stock Exchange or, if the Series A TCI Group Common Stock is not listed or admitted to trading on such Exchange, then on the American Stock Exchange, or (iii) if the Closing Price on such day is not available pursuant to one of the methods specified above, then the average of the bid and asked prices for the Series A TCI Group Common Stock on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

     "Convertible Securities" shall mean rights, options or warrants to purchase or subscribe for corporate stock.

     "Dividend Payment Date" shall mean, for any Dividend Period, the last day
of such Dividend Period, which shall be the    day of each           ,
          ,          and           commencing with           , 1996, or the
next succeeding Business Day if any such day is not a Business Day.

     "Dividend Period" shall mean the period from the Issue Date to but excluding the first Dividend Payment Date and, thereafter, each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

     "Exchange Rate" shall initially mean           shares of Series A TCI Group
Common Stock for each share of Series A Preferred Stock exchanged, subject to adjustment as set forth in subparagraph 5(b).

     "Exchange Date" shall have the meaning set forth in subparagraph (5)(a).

     "Guarantee" shall mean the Guarantee Agreement, dated as of           ,
1995, entered into by the Parent in favor of the holders from time to time of the Series A Preferred Stock, as such agreement may be amended or supplemented from time to time.

     "Initial Exchange Date" and "Initial Redemption Date" shall each mean
          , 2000.

     "Issue Date" shall mean the date on which shares of Series A Preferred Stock are first issued.

     "Junior Stock" shall mean (i) each class or series of common stock of the Company, (ii) any other class or series of capital stock of the Company hereafter created, other than (A) any class or series of Parity Stock (except to the extent provided under clause (iii) hereof) and (B) any class or series of Senior Stock, and (iii) any class or series of Parity Stock to the extent that it ranks junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause
(iii) above, a class or series of Parity Stock shall rank junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series A Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series.

     "Liquidation Preference" measured per share of the Series A Preferred Stock as of any date in question shall mean an amount equal to the sum of (a) the Stated Value per share and (b) an amount equal to all dividends accrued but unpaid on such share as of such date.

     "Liquidating Payment" shall mean an amount equal to the Liquidation Preference of a share of Series A Preferred Stock or, if less, the amount payable in respect of one share of Series A Preferred Stock pursuant to subparagraph (6)(a) upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

     "Mandatory Redemption Date" shall mean           , 2005.

     "Mandatory Redemption Price," as to any share of Series A Preferred Stock which is to be redeemed on the Mandatory Redemption Date, shall mean the Liquidation Preference thereof on such date.

     "Optional Redemption Price" shall have the meaning set forth in subparagraph 4(b).

     "Other Property" shall mean any security, other than Series A TCI Group Common Stock, or other property deliverable upon the surrender of shares of Series A Preferred Stock for exchange in accordance with the provisions of paragraph (5).

     "Parent" means Tele-Communications, Inc., a Delaware corporation.

     "Parity Stock" shall mean the Series A Preferred Stock and any class or series of capital stock, whether now existing or hereafter created, of the Company ranking on a parity basis with the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series, whether now existing or hereafter created, shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Series A Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Series A Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series A Preferred Stock. No class or series of capital stock that ranks junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series A Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "Preferred Stock Directors" has the meaning set forth in Section (10)(b).

     "Record Date" for the dividends payable on any Dividend Payment Date shall
mean the            day of the month during which such Dividend Payment Date
shall occur, as and if designated by the Board of Directors.

     "Redemption Date," as to any share of Series A Preferred Stock, shall mean
(i), for purposes of subparagraph 4(a), the Mandatory Redemption Date and (ii), for purposes of subparagraph (4)(b), the date fixed by the Board of Directors for the redemption of such share; provided, that no such date will be a Redemption Date unless the applicable of the Mandatory Redemption Price or the Optional Redemption Price is actually paid in full on such date for such share.

     "Redemption Notice" shall have the meaning set forth in subparagraph
(4)(d).

     "Redemption Price," as to any share of Series A Preferred Stock, shall mean
(i), if such share is to be redeemed pursuant to subparagraph (4)(a), the Mandatory Redemption Price and (ii), if such share is to be redeemed pursuant to subparagraph (4)(b), the applicable Optional Redemption Price.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     "Senior Stock" shall mean any class or series of capital stock of the Company hereafter created ranking prior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series A Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series A Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Series A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "Series A Preferred Stock" shall have the meaning set forth in paragraph
(1).

     "Series A TCI Group Common Stock" shall mean the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, of Parent, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series A TCI Group Common Stock, or in the case of a consolidation or merger of Parent with or into another entity affecting the Series A TCI Group Common Stock, such capital stock to which a holder of Series A TCI Group Common Stock shall be entitled upon the occurrence of such event.

     "Stated Value" shall have the meaning set forth in paragraph (1).

     "Stock Dividend Amount" shall have the meaning set forth in subparagraph
(3)(c).

     "Subsidiary" shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by the Company and/or one or more Subsidiaries and (ii) any other entity (other than a corporation) in which the Company and/or one or more Subsidiaries, directly or indirectly, has the power to elect or direct the election of a majority of the members of the governing body of such entity.

     "Trading Date" shall mean a date on which the Nasdaq National Market, the New York Stock Exchange and the American Stock Exchange (or any successor to any thereof) are open for the transaction of business.

     "Wholly Owned Subsidiary" means (i) a corporation all of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by the Company and/or one or more Wholly Owned Subsidiaries and (ii) any other entity (other than a corporation) in which the Company and/or one or more Wholly Owned Subsidiaries, directly or indirectly, has the power to elect or direct the election of all of the members of the governing body of such entity.

     (3) DIVIDENDS.

     (a) PAYMENT. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends, in preference to
dividends on any Junior Stock, from the Issue Date at the rate per annum of    %
of the Stated Value per share, rounded to the nearest cent (or a dividend rate
per share of $          per annum or $          per quarter for each share of
Series A Preferred Stock), and no more, payable quarterly for each share of Series A Preferred Stock in arrears on each Dividend Payment Date; provided, however, that, with respect to any Dividend Period during which a redemption occurs, the Board of Directors may, at its option, declare accrued dividends to, and pay such dividends on, the related Redemption Date, in which case such dividends would be payable on such Redemption Date to the holders of the shares of Series A Preferred Stock as of a special record date (not to exceed 45 days preceding the payment date) for such dividend payment. Each dividend on the shares of Series A Preferred Stock shall be payable to holders of record as they appear on the stock register of the Company on the Record Date for such dividend and, for purposes of calculating the accrual of dividends, dividends will accrue to, but not including, the date fixed for payment. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above for actual days elapsed from the Issue Date (in the case of the First Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is being made, based on a

365-or 366-day year, as the case may be, and (ii) as of any Dividend Payment Date (other than the first Dividend Payment Date), such amount shall be calculated on the basis of the foregoing rate per annum, based on a 360-day year of twelve 30-day months. The first Dividend Period shall be from the Issue Date
to but excluding           , 1996, and the first dividend (if, as and when
declared by the Board of Directors) will be payable on           , 1996 in the
amount of $          per share of Series A Preferred Stock.

     Dividends on the shares of Series A Preferred Stock will accrue on a daily basis (without interest or compounding) whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not such dividends are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears. Dividends will cease to accrue in respect of shares of Series A Preferred Stock on the date of their redemption or exchange.

     Accrued and unpaid dividends for any past Dividend Period or Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF DIVIDENDS. Any dividends may be paid, at the election of the Company, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Company. If any dividend declared by the Board of Directors is to be paid, in whole or in part, through the delivery of shares of Series A TCI Group Common Stock, each holder of Series A Preferred Stock shall receive the same proportion of cash and/or shares of Series A TCI Group Common Stock (except for cash paid in lieu of fractional shares) delivered in payment of such dividend to other holders of shares of Series A Preferred Stock.

     (c) PAYMENT OF DIVIDENDS BY DELIVERY OF SERIES A TCI GROUP COMMON
STOCK. If the Company elects to pay any dividend payment, in whole or in part, by delivery of shares of Series A TCI Group Common Stock, the amount of such dividend payment to be paid per share of Series A Preferred Stock in shares of Series A TCI Group Common Stock (the "Stock Dividend Amount") shall be paid through the delivery to the holders of record of such shares of Series A Preferred Stock on the Record Date for such dividend payment of a number of shares of Series A TCI Group Common Stock determined by dividing the Stock Dividend Amount by the Cash Equivalent Amount (determined as of such Record
Date). No fractional shares of Series A TCI Group Common Stock shall be delivered to a holder of shares of Series A Preferred Stock (determined on the basis of the total number of shares of Series A Preferred Stock held by such holder on the Record Date), but the Company shall instead pay a cash adjustment determined as provided in paragraph (7).

     If the Company elects to pay any dividend, in whole in part, through the delivery of shares of Series A TCI Group Common Stock, the Company will give notice of such determination (which shall include the number of shares of Series A TCI Group Common Stock and cash, if any, to be delivered in respect of each share of Series A Preferred Stock) by publication, on the Record Date for such dividend, of such election in a daily newspaper of national circulation.

     The Company's right to make any dividend payment (or a designated portion thereof) through the delivery of shares of Series A TCI Group Common Stock shall be conditioned upon: (i) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (ii) the delivery of such shares of Series A TCI Group Common Stock being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares of Series A TCI Group Common Stock having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iii) the shares of Series A TCI Group Common Stock to be so delivered being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If the conditions set forth in this subparagraph (3)(c) have not been satisfied prior to or on the applicable Dividend Payment Date, then such dividend payment shall be paid solely in cash.

     (d) LIMITATIONS ON DIVIDENDS AND REDEMPTIONS IN RESPECT OF COMPANY
STOCK. As long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends payable in shares of Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor will any other distribution be made (other than a distribution payable in shares of Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock and cash in lieu of fractional shares in connection with any such distribution), on any Junior Stock unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock.

     In addition, as long as any shares of Series A Preferred Stock are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any of its Subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock and cash in lieu of fractional shares in connection therewith or the purchase, redemption, or other acquisition of any Junior Stock (x) with any Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock and cash in lieu of fractional shares in connection therewith or (y) from any Wholly Owned Subsidiary) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock, unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock.

        Subject to the provisions described above, such dividends or distributions (payable in cash, property, Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock), as may be determined by the Board of Directors, may be declared and paid on the shares of any Junior Stock from time to time and Junior Stock may be purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries from time to time. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of shares of Series A Preferred Stock, to share therein according to their respective interests.

     As long as any shares of Series A Preferred Stock are outstanding, dividends or other distributions may not be declared or paid on any Parity Stock (other than dividends or other distributions payable in Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock and cash in lieu of fractional shares in connection therewith), and the Company may not purchase, redeem or otherwise acquire any Parity Stock (except
(x) with any Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock and cash in lieu of fractional shares in connection therewith, (y) from any Wholly Owned Subsidiary or (z) in connection with a mandatory conversion or exchange of such Parity Stock or a conversion or exchange of such Parity Stock at the option of the holder for securities other than Parity Stock or Senior Stock and cash in lieu of fractional shares in connection therewith), unless either: (a)(i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Stock dividend, distribution, purchase, redemption or other acquisition payment, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock; or (b) with respect to the payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on shares of Series A Preferred Stock and each other share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share on shares of Series A Preferred Stock and such other share of Parity Stock bear to each other.

     Nothing contained in this subparagraph (3)(d) shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock (together with a cash adjustment for fractional shares, if any) or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock; (ii) the payment of dividends on any class or series of Parity Stock solely in shares of Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock (together with a cash adjustment for fractional shares, if any), or the redemption, exchange, purchase or other acquisition of any class or series of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Junior Stock and/or Convertible Securities exercisable for or convertible into shares of Junior Stock; or (iii) the exchange of Series A Preferred Stock for shares of Series A TCI Group Common Stock (together with a cash adjustment for fractional shares, if any) pursuant to the provisions of paragraph (5).

     The provisions of the first four paragraphs of this subparagraph (3)(d) are for the sole benefit of the holders of Series A Preferred Stock and any other class or series of Parity Stock having the terms described therein and accordingly, at any time when (i) there are no shares of any such other class or series of Parity Stock outstanding or if the holders of each such other class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), and (ii) the holders of shares of Series A Preferred Stock shall have waived (as provided in paragraph (11)) in whole or in part the benefit of such provision (either generally or in the specific instance), then the provisions of the first four paragraphs of this subparagraph (3)(d) shall not (to the extent waived, in the case of any partial waiver) restrict the payment of dividends on, or the redemption, purchase or other acquisition of any shares of, Series A Preferred Stock, any other class or series of Parity Stock or any Junior Stock.

     (e) CREDIT. Any dividend payment made on the shares of Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of Series A Preferred Stock.

     (f) PRO RATA. All dividends paid with respect to the shares of Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

     (g) PRIORITY. Payment of dividends to the holders of shares of Series A Preferred Stock shall be subject to the prior preferences and other rights of any Senior Stock.

     (4) REDEMPTIONS.

     (a) MANDATORY REDEMPTION BY THE COMPANY. The Company shall redeem on the Mandatory Redemption Date all shares of Series A Preferred Stock remaining outstanding at the Mandatory Redemption Price.

     (b) OPTIONAL REDEMPTION BY THE COMPANY. Shares of Series A Preferred Stock are not redeemable by the Company prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Redemption Date, the Company shall have the right to redeem, in whole or from time to time in part, the outstanding shares of Series A Preferred Stock at the following per share call prices, together with an amount equal to all dividends accrued but unpaid thereon to the date fixed for redemption (the "Optional Redemption Price"), if redeemed during the twelve-month period
beginning           of the year indicated below:

                                       YEAR                              CALL PRICE
            ----------------------------------------------------------   ----------
            2000......................................................     $
            2001......................................................
            2002......................................................
            2003......................................................
            2004 and thereafter.......................................      50.00

     If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares of Series A Preferred Stock to be redeemed shall be selected by the Company from outstanding shares of Series A Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors in its sole discretion to be equitable.

     (c) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REDEMPTION PRICE. The Company may effect the redemption of shares of Series A Preferred Stock at the Redemption Price pursuant to subparagraph (4)(a) or (b) above, at the Company's election, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Company. Each holder whose shares of Series A Preferred Stock are redeemed shall receive in payment of the Redemption Price the same proportion of cash and/or shares of Series A TCI Group Common Stock (except for cash paid in lieu of fractional shares) paid to other holders of shares of Series A Preferred Stock redeemed on the same Redemption Date.

     (d) NOTICE OF REDEMPTION. The Company shall provide notice of any redemption of shares of Series A Preferred Stock to holders of record of Series A Preferred Stock to be called for redemption not less than 10 nor more than 60 days prior to the date fixed for such redemption. Such notice (a "Redemption Notice") shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holders to whom the Company has failed to give said notice or whose notice was defective.

     In addition to any information required by law or by the applicable rules of the Nasdaq National Market or any national securities exchange, each Redemption Notice shall state, as appropriate, the following (and may contain such other information as the Company deems advisable):

          (A) the Redemption Date;

          (B) that all outstanding shares of Series A Preferred Stock are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of Series A Preferred Stock, the number of shares held by such holder to be redeemed;

          (C) the applicable Redemption Price and the form or forms of consideration that the Company has elected to pay and/or deliver upon such redemption and, if more than one form of consideration has been elected by the Company, the designated portions of the Redemption Price to be paid in each form of consideration so elected;

          (D) if the Company has elected to deliver shares of Series A TCI Group Common Stock in payment of the Redemption Price (or a designated portion thereof), the method of determining the number of shares of Series A TCI Group Common Stock so deliverable as provided in subparagraph 4(e) below;

          (E) the place or places where certificates for Series A Preferred Stock to be redeemed are to be surrendered for redemption;

          (F) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on the Redemption Date (except as otherwise provided herein); and

          (G) the then current Exchange Rate and the place or places where certificates for Series A Preferred Stock may be surrendered for exchange pursuant to paragraph (5), and shall further state that the exchange privilege will terminate immediately prior to the close of business on the Redemption Date.

     (e) REDEMPTION BY DELIVERY OF SERIES A TCI GROUP COMMON STOCK. If the Company elects to pay, in whole or in part, the Redemption Price in respect of shares of Series A Preferred Stock through the delivery of shares of Series A TCI Group Common Stock, then the Company shall deliver to each holder of shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date a number of shares of Series A TCI Group Common Stock equal to the aggregate Redemption Price (or designated portion thereof) of such shares of Series A Preferred Stock divided by the Cash Equivalent Amount (determined as of such Redemption Date).

     The Company's right to elect to pay any Redemption Payment (or designated portion thereof) through the delivery of shares of Series A TCI Group Common Stock shall be conditioned upon: (i) the Company's having timely given a Redemption Notice setting forth such election; (ii) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (iii) the delivery of such shares of Series A TCI Group Common Stock being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares of Series A TCI Group Common Stock having been duly registered or qualified under the Securities Act and applicable state securities laws; and
(iv) the shares of Series A TCI Group Common Stock being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If the conditions set forth in this subparagraph
(4)(e) have not been satisfied prior to or on the Redemption Date, the Redemption Price to be paid on such Redemption Date shall be paid solely in cash.

     (f) DEPOSIT OF FUNDS AND/OR SHARES. If the Redemption Notice with respect to shares of Series A Preferred Stock to be redeemed pursuant to this paragraph
(4) shall have been timely given by the Company, and if on or before the applicable Redemption Date the Company shall have deposited with the redemption agent for the Series A Preferred Stock (or, if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash (including cash for any adjustment in lieu of delivering fractional securities) and/or shares of Series A TCI Group Common Stock, as applicable, sufficient to pay in full the aggregate Redemption Price for such shares of Series A Preferred Stock on such Redemption Date, and provided that all conditions set forth in subparagraph (4)(e) to the delivery of shares of Series A TCI Group Common Stock shall have been satisfied (if applicable), then effective as of the close of business on such Redemption Date, such shares of Series A Preferred Stock shall no longer be deemed outstanding (notwithstanding that any certificate therefor shall not have been surrendered for cancellation), dividends with respect to the shares so called for redemption shall cease to accrue on the Redemption Date (except that holders of shares of Series A Preferred Stock at the close of business on a Record Date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such Record Date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except the right of such holders, upon the surrender of certificates evidencing the shares of Series A Preferred Stock so redeemed, to receive the cash and/or Series A TCI Group Common Stock, as applicable, payable or deliverable in payment of the Redemption Price therefor, and the applicable cash adjustment, if any, in lieu of fractional shares, without interest. Any cash and/or shares of Series A TCI Group Common Stock so deposited or set apart and unclaimed at the end of one year from such Redemption Date shall be repaid and released to the Company, after which the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Company for delivery of such cash and/or shares of Series A TCI Group Common Stock. If any shares of Series A Preferred Stock so called for redemption are exchanged, in accordance with paragraph (5), between the date such cash and/or shares of Series A TCI Group Common Stock are so deposited or set apart and the close of business on the Redemption Date, then the cash (including cash for any adjustment in lieu of delivering fractional securities) and/or shares of Series A TCI Group Common Stock, as applicable, deposited or set apart for the redemption of such shares so exchanged shall be promptly thereafter returned to the Company or shall no longer be deemed set apart for such purpose.

     (g) SURRENDER OF CERTIFICATES; STATUS. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned to the Company in blank and with signatures guaranteed, if the Company shall so require and the Redemption Notice shall so state) to the redemption agent (or to the Company if there is no redemption agent) at the place designated in the Redemption Notice for such redemption and shall thereupon be entitled to receive the consideration for such shares specified in the Redemption Notice (subject to subparagraph (4)(e)) in an aggregate amount equal to the Redemption Price for such shares. In case fewer than all the shares of Series A Preferred Stock represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. Holders of shares of Series A Preferred Stock that are redeemed on any Redemption Date shall not be entitled to receive dividends declared and paid on any shares of Series A TCI Group Common Stock deliverable in payment of the Redemption Price (or designated portion thereof) for such shares of Series A Preferred Stock, and such shares of Series A TCI Group Common Stock shall not be entitled to vote, until such shares of Series A TCI Group Common Stock are delivered upon the surrender of the certificates representing such shares of Series A Preferred Stock. Upon such surrender, such holders shall be entitled to receive such dividends declared and paid on such shares of Series A TCI Group Common Stock subsequent to such Redemption Date and prior to such delivery.

     (h) PRIORITY. The right of the Company to redeem shares of Series A Preferred pursuant to this paragraph (4) shall be subject to the prior preferences and other rights of any Senior Stock.

     (5) EXCHANGE AT OPTION OF HOLDER.

     (a) Subject to the provisions of this paragraph (5), shares of Series A Preferred Stock are exchangeable, in whole or from time to time in part, at the option of the holders thereof, at any time from and after the Initial Exchange Date and prior to the close of business on the Mandatory Redemption Date, unless previously redeemed, into shares of Series A TCI Group Common Stock at the Exchange Rate. The right to exchange shares of Series A Preferred Stock called for redemption shall terminate immediately prior to the close of business on the related Redemption Date.

     Exchange of shares of Series A Preferred Stock at the option of the holder may be effected by delivering certificates evidencing such shares, together with
(i) written notice of exchange specifying the number of shares of Series A Preferred Stock to be exchanged and specifying the name or names (with addresses) in which the certificate or certificates representing the Series A TCI Group Common Stock and Other Property deliverable on such exchange are to be registered and (ii) a proper assignment to the Parent (or in blank) of the certificate(s) for the shares of Series A Preferred Stock surrendered for exchange, to the office or agency to be maintained by the Parent for that purpose and otherwise in accordance with exchange procedures established by the Parent and the Company. Each notice of exchange shall be irrevocable, and each exchange shall be deemed to have been effected immediately prior to the close of business on the date (the "Exchange Date") on which all of the requirements for such exchange shall have been satisfied. The exchange shall be at the Exchange Rate in effect immediately prior to the close of business on the Exchange Date.

     As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock by a holder as aforesaid, the Parent, in accordance with the provisions of this paragraph (5) and the Guarantee, shall issue and deliver at said office or agency to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Series A TCI Group Common Stock issuable upon exchange of such shares in accordance with the provisions of this paragraph (5), and any fractional interest shall be settled by the Company in accordance with subparagraph (7).

     The person in whose name the certificate for shares of Series A TCI Group Common Stock is issued upon such exchange shall be treated for all purposes as the stockholder of record of such shares of Series A TCI Group Common Stock as of the close of business on the Exchange Date; provided, however, that no surrender of Series A Preferred Stock on any date when the stock transfer books of the Parent are closed for any purpose shall be effective to constitute the person or persons entitled to receive the shares of Series A TCI Group Common Stock deliverable upon such exchange as the record holder(s) of such shares of Series A TCI Group Common Stock on such date, but surrender shall be effective (assuming all other requirements for the valid exchange of such shares have been satisfied) to constitute such person or persons as the record holder(s) of such shares of Series A TCI Group Common Stock for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open, and such exchange shall be at the Exchange Rate in effect on the date that such shares of Series A Preferred Stock were surrendered for exchange (and such other requirements satisfied) as if the stock transfer books of the Company had not been closed on such date. Upon exchange of shares of Series A Preferred Stock, the rights of the holder of such shares, as a holder thereof, shall cease.

     Holders of shares of Series A Preferred Stock at the close of business on a Record Date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the effective exchange of such shares following such Record Date and prior to the corresponding Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for exchange after the close of business on a Record Date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon attributable to the current quarterly Dividend Period which is to be paid on such Dividend Payment Date (unless such shares are subject to redemption on a Redemption Date between such Record Date and such Dividend Payment Date). A holder of shares of Series A Preferred Stock called for redemption on any Dividend Payment Date shall (if such holder is the registered holder on the applicable Record Date) receive the dividend on such shares payable on that date and will be able to exchange such shares after the Record Date for such dividend without paying an amount equal to such dividend to the Company upon exchange. Except as provided above, upon any exchange of shares of Series A Preferred Stock pursuant to this paragraph (5), the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on exchanged shares of Series A Preferred Stock or for previously declared dividends or distributions on the shares of Series A TCI Group Common Stock issued upon such exchange (or on any Other Property issued upon such exchange pursuant to this paragraph (5)).

     If the shares of Series A Preferred Stock represented by a certificate surrendered for exchange are exchanged in part only, the Company shall cause to be issued and delivered to the holder, without charge therefor, a new certificate or certificates representing in the aggregate the number of unexchanged shares.

     (b) EXCHANGE RATE ADJUSTMENTS. The Exchange Rate shall be subject to adjustment from time to time as provided below in this subparagraph (5)(b).

          (i) If the Parent shall, after the Issue Date:

             (A) pay a stock dividend or make a distribution on the outstanding shares of Series A TCI Group Common Stock in shares of Series A TCI Group Common Stock,

             (B) subdivide or split the outstanding shares of Series A TCI Group Common Stock into a greater number of shares,

             (C) combine the outstanding shares of Series A TCI Group Common Stock into a smaller number of shares, or

             (D) issue by reclassification of its outstanding shares of Series A TCI Group Common Stock any shares of its common stock,

     then, in any such event, the Exchange Rate in effect immediately prior to the opening of business on the record date for determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision, split, combination or reclassification, as the case may be, shall be adjusted so that the holder of shares of Series A Preferred Stock shall thereafter be entitled to receive, upon exchange at the option of such holder, the number of shares of Series A TCI Group Common Stock or other common stock of the Parent which such holder would have owned or been entitled to receive immediately following such action if such holder had exchanged his shares of Series A Preferred Stock immediately prior to the record date for, or effective date of, as the case may be, such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          For a dividend or distribution, the adjustment shall become effective at the opening of business on the Business Day next following the record date for such dividend or distribution. For a subdivision, split, combination or reclassification, the adjustment shall become effective immediately after the effectiveness of such subdivision, split, combination or reclassification.

          (ii) If the Parent shall, after the Issue Date, issue rights, warrants or options to all holders of its outstanding shares of Series A TCI Group Common Stock entitling them (for a period not exceeding forty-five days from the record date referred to below) to subscribe for or purchase shares of Series A TCI Group Common Stock at a price per share less than the Average Market Price per share of the Series A TCI Group Common Stock (determined as of the record date for the determination of stockholders entitled to receive such rights, warrants or options), then, in any such event, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the opening of business on such record date by a fraction, of which the numerator shall be the number of shares of Series A TCI Group Common Stock outstanding on such record date plus the maximum number of additional shares of Series A TCI Group Common Stock offered for subscription pursuant to such rights, warrants or options, and of which the denominator shall be the number of shares of Series A TCI Group Common Stock outstanding on such record date plus the maximum number of additional shares of Series A TCI Group Common Stock which the aggregate offering price of the maximum number of shares of Series A TCI Group Common Stock so offered for subscription or purchase pursuant to such rights, warrants or options would purchase at such Average Market Price (determined by multiplying such maximum number of shares by the exercise price of such rights, warrants or options (plus any other consideration received by the Parent upon the issuance or exercise of such rights, warrants or options) and dividing the product so obtained by such Average Market Price). Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Series A TCI Group Common Stock are not delivered after the expiration of such rights, warrants or options, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had the adjustments made upon the record date for the determination of stockholders entitled to receive such rights, warrants or options been made upon the basis of delivery of only the number of shares of Series A TCI Group Common Stock actually delivered and the amount actually paid therefor. Such adjustment shall be made successively whenever any such rights, warrants or options are issued. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Series A TCI Group Common Stock at a price per share less than such Average Market Price, there shall be taken into account any consideration received by the Parent upon issuance and upon exercise of such rights, warrants or options. The value of such consideration, if other than cash, shall be determined by the Board of Directors, whose determination shall be conclusive.

          (iii) If the Parent shall, after the Issue Date, pay a dividend or make a distribution to all holders of its outstanding shares of Series A TCI Group Common Stock of capital stock, cash, evidences of its indebtedness or other assets of the Parent, but excluding (x) any cash dividends or distributions (other than Extraordinary Cash Distributions (as hereinafter defined)) and (y) dividends or distributions referred to in subparagraph (5)(b)(i) above, or shall issue to all holders of its outstanding shares of Series A TCI Group Common Stock rights, warrants or options to subscribe for or purchase any securities (other than those referred to in subparagraph (5)(b)(ii) above), then, in any such event, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights, warrants or options by a fraction, of which the numerator shall be the Average Market Price per share of the Series A TCI Group Common Stock (determined as of such record date), and of which the denominator shall be such Average Market Price less either (A) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive), as of such record date, of the portion of the capital stock, assets or evidences of indebtedness to be so distributed, or of such rights, warrants or options to be so issued, applicable to one share of Series A TCI Group Common Stock or (B), if applicable, the amount of the Extraordinary Cash Distribution to be distributed per share of Series A TCI Group Common Stock. The adjustment pursuant to the foregoing provisions of this subparagraph (5)(b)(iii) shall be made successively whenever any dividend or distribution or issuance of rights, warrants or options to which this subparagraph (5)(b)(iii) applies is made, and shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights, warrants or options. As used in this subparagraph (5)(b)(iii), the term "Extraordinary Cash Distributions" means, with respect to any consecutive 12-month period, all cash dividends and cash distributions on the outstanding shares of Series A TCI Group Common Stock during such period (other than cash dividends or cash distributions for which a prior adjustment to the Exchange Rate was previously made) to the extent such cash dividends and cash distributions exceed, on a per share of Series A TCI Group Common Stock basis, 10% of the average daily Closing Price of the Series A TCI Group Common Stock over such period.

          (iv) In lieu of making an adjustment to the Exchange Rate pursuant to subparagraph (5)(b) (i), (ii) or (iii) above for a dividend or distribution or an issue of rights, warrants or options, the Parent or the Company may distribute to the holders of Series A Preferred Stock, or reserve for distribution with each share of Series A TCI Group Common Stock delivered to a person exchanging a share of Series A Preferred Stock pursuant to this paragraph (5), such dividend or distribution or such rights, warrants or options; provided however, in the case of such a reservation, on the date, if any, on which a person exchanging a share of Series A Preferred Stock would no longer be entitled to receive such dividend or distribution or rights, warrants or options, such dividend or distribution shall be deemed to have occurred, or such rights, warrants or options shall be deemed to have issued, and the Exchange Rate shall be adjusted as provided in subparagraph (5)(b)(i), (ii) or (iii), as the case may (with such termination date being the relevant date of determination for purposes of determining the Average Market Price).

          (v) Any shares of Series A TCI Group Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Series A TCI Group Common Stock under this subparagraph (5)(b). Shares of Series A TCI Group Common Stock owned by or held for the account of the Company or any of its Wholly Owned Subsidiaries shall not be deemed outstanding for the purposes of this subparagraph (5)(b).

          (vi) In any case in which this subparagraph (5)(b) shall require that an adjustment be made in the Exchange Rate, the Company may, in its sole discretion, elect to defer the following until after the occurrence of the event which requires such adjustment: (A) issuing to the holder of any Series A Preferred Stock surrendered for exchange the additional shares of Series A TCI Group Common Stock issuable upon such exchange over the shares of Series A TCI Group Common Stock issuable before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Series A TCI Group Common Stock.

          (vii) All adjustments to the Exchange Rate shall be calculated to the nearest 1/100th of a share of Series A TCI Group Common Stock or Other Property. No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subparagraph is not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, no adjustment need be made for rights to purchase shares of Series A TCI Group Common Stock or for sales of shares of Series A TCI Group Common Stock which in either case are made pursuant to a plan providing for reinvestment of dividends or interest or pursuant to a bona fide employee stock option or stock purchase plan (x) of the Parent or any wholly owned subsidiary of the Parent or (y) of the Company or any Wholly Owned Subsidiary. No adjustment need be made for a change in the par value of the Series A TCI Group Common Stock.

          (viii) The Company shall be entitled, at the direction of the Parent and to the extent permitted by law, to make such increases in the Exchange Rate, in addition to those referred to above in this subparagraph 5(b), as the Parent determines to be advisable in order that any stock dividends, subdivisions of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Parent to its stockholders shall not be taxable.

          (ix) There shall be no adjustment to the Exchange Rate in the event of the issuance of any stock or other securities or assets of the Parent in a reorganization, acquisition or other similar transaction except as specifically provided in this paragraph (5). In the event this subparagraph
     (5)(b) requires adjustments to the Exchange Rate under more than one of subparagraph (5)(b)(i), (ii) or (iii), and the record dates for the dividends or distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying first, the provisions of subparagraph (5)(b)(i), second, the provisions of subparagraph (5)(b)(iii) and third, the provisions of subparagraph
     (5)(b)(ii).

     (c) FRACTIONAL SHARES OF SERIES A PREFERRED STOCK. No fractional shares of Series A Preferred Stock may be tendered for exchange pursuant to this paragraph
(5).

     (d) ADJUSTMENT FOR CONSOLIDATION OR MERGER OF PARENT. In case of any consolidation or merger to which the Parent is a party, or in the case of any sale or transfer to another corporation of the property of the Parent as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Series A TCI Group Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), proper provision shall be made so that each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall, after consummation of such Transaction, be subject to exchange at the option of the holder into the kind and amount of stock, securities or other property receivable upon consummation of such Transaction by a holder of the number of shares of Series A TCI Group Common Stock (and/or any Other Property into which the Series A Preferred Stock may be exchangeable in accordance with this paragraph (5)) into which such share of Series A Preferred Stock might have been exchanged immediately prior to consummation of such Transaction (assuming in each case that such holder of Series A TCI Group Common Stock (or such Other Property) failed to exercise rights of election, if any, as to the kind or amount of stock, securities or other property receivable upon consummation of such Transaction (provided that if the kind or amount of stock, securities or other property receivable upon consummation of such Transaction is not the same for each non-electing share, then the kind and amount of stock, securities or other property receivable upon consummation of such Transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares)). The kind and amount of stock or securities into which the shares of Series A Preferred Stock shall be exchangeable after consummation of such Transaction shall be subject to adjustment, as nearly as may be practicable, as described in subparagraph (5)(b) following the date of consummation of such Transaction. Pursuant to the Guarantee, the Parent has agreed not to become a party to any Transaction unless the terms thereof are consistent with this subparagraph (5)(d). The provisions of this subparagraph
(5)(d) shall similarly apply to successive Transactions.

     (e) NOTICE OF ADJUSTMENTS. Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Exchange Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment (absent manifest error), and file such certificate forthwith with the transfer agent for the shares of Series A Preferred Stock and the Series A TCI Group Common Stock; and

          (ii) mail a notice to the holders of the outstanding shares of Series A Preferred Stock stating that the Exchange Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exchange Rate, such notice to be mailed at or prior to the time the Company mails an interim statement, if any, to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days following the end of such fiscal quarter.

     (f) NOTICE OF CERTAIN TRANSACTIONS. In case, at any time while any of the shares of Series A Preferred Stock are outstanding,

          (i) the Parent takes any action which would require an adjustment to the Exchange Rate; or

          (ii) the Parent shall authorize (x) any consolidation, merger or binding share exchange to which the Parent is a party and for which approval of any stockholders of the Parent is required (except for a merger of the Parent into one of its Wholly Owned Subsidiaries solely for the purpose of changing the corporate domicile of the Parent to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Parent other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or (y) the sale or transfer of all or substantially all of the assets of the Parent; or

          (iii) the Parent shall authorize the voluntary dissolution, liquidation or winding up of the Parent or the Parent is the subject of an involuntary dissolution, liquidation or winding up;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exchange of the shares of Series A Preferred Stock, and shall cause to be mailed to the holders of shares of Series A Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the record date or other date set for definitive action if there shall be no record date, a notice stating the action or event for which such notice is being given and the record date for and the anticipated effective date of such action or event; provided, however, that any notice required hereunder shall in any event be given no later than the time that notice is given to the holders of the Series A TCI Group Common Stock. The failure to give or receive the notice required by this subparagraph (5)(e) or any defect therein shall not affect the legality or validity of any action or any vote thereon.

     (g) ACTIONS IN RESPECT OF SERIES A TCI GROUP COMMON STOCK. The Company shall take, and the Parent has agreed to take pursuant to the Guarantee, such reasonable action which may, in the opinion of the Company's or Parent's legal counsel, be necessary in order that (i) the Company may validly and legally deliver fully paid and nonassessable shares of Series A TCI Group Common Stock upon any surrender of shares of Series A Preferred Stock for exchange pursuant to this paragraph (5), (ii) the delivery of shares of Series A TCI Group Common Stock in accordance with this paragraph (5) is exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, that the offer and exchange of such shares of Series A TCI Group Common Stock have been duly registered or qualified under the Securities Act and applicable state securities laws, (iii) the shares of Series A TCI Group Common Stock delivered upon such exchange are listed for trading on the Nasdaq National Market or on a national securities exchange (upon official notice of issuance) and (iv) the shares of Series A TCI Group Common Stock delivered upon such exchange are free of preemptive rights and any liens or adverse claims.

     Pursuant to the Guarantee, the Parent has agreed to at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series A TCI Group Common Stock and/or its issued Series A TCI Group Common Stock held in its treasury, for the purpose of effecting any exchange of shares of Series A Preferred Stock at the option of the holder pursuant to this paragraph (5), the full number of shares of Series A TCI Group Common Stock then deliverable upon the exchange of all then outstanding shares of Series A Preferred Stock (assuming for this purpose that all of the outstanding shares of Series A Preferred Stock are held by a single holder).

     (6) LIQUIDATION RIGHTS.

     (a) PAYMENT OF LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of Senior Stock, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share of Series A Preferred Stock in cash equal to the Liquidation Preference. In the event the assets of the Company available for distribution to the holders of the shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the Liquidation Preference payable to the holders of outstanding shares of Series A Preferred Stock and the liquidation preference payable to all other shares of Parity Stock (as set forth in the instrument or instruments creating such Parity Stock), the holders of shares of Series A Preferred Stock and of all other shares of Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Stock were paid in full. Except as provided in this subparagraph (6)(a), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the Company.

     (b) CERTAIN EVENTS NOT DEEMED LIQUIDATION, ETC. For the purposes of this paragraph (6), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

          (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

          (ii) the consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) or the consummation of a statutory binding share exchange involving the Company.

     (c) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF LIQUIDATING PAYMENT. Any Liquidating Payment may be paid, at the election of the Company, (i) out of funds legally available therefor, (ii) through the delivery of shares of Series A TCI Group Common Stock or (iii) through any combination of the foregoing forms of consideration elected by the Company. Upon the liquidation, dissolution or winding up of the affairs of the Company, each holder of Series A Preferred Stock shall receive the same proportion of cash and/or shares of Series A TCI Group Common Stock (except for cash paid in lieu of fractional shares) delivered in payment of the Liquidating Payment made to other holders of shares of Series A Preferred Stock.

     (d) PAYMENT OF LIQUIDATING PAYMENT BY DELIVERY OF SERIES A TCI GROUP COMMON STOCK. The Company may elect to make, in whole or in part, the Liquidating Payment in respect of shares of Series A Preferred Stock by delivery to the holders thereof of a number of shares of Series A TCI Group Common Stock equal to the aggregate Liquidating Payment (or designated portion thereof) payable in respect of such shares divided by the Cash Equivalent Amount (determined as of the date of payment of such Liquidating Payment). In connection with any Liquidating Payment, no fractional shares of Series A TCI Group Common Stock shall be delivered to a holder of shares of Series A Preferred Stock (determined on the basis of the total number of shares of Series A Preferred Stock held by such holder on the date of payment of such Liquidating Payment), but the Company shall instead pay a cash adjustment determined as provided in paragraph (7).

     The Company's right to elect to make any Liquidating Payment (or designated portion thereof) through the delivery of shares of Series A TCI Group Common Stock shall be conditioned upon: (i) the shares of Series A TCI Group Common Stock to be so delivered being fully paid and nonassessable and free from any preemptive rights, liens or adverse claims; (ii) the delivery of such shares of Series A TCI Group Common Stock being exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, the delivery of such shares of Series A TCI Group Common Stock having been duly registered or qualified under the Securities Act and applicable state securities laws; and (iii) the shares of Series A TCI Group Common Stock to be so delivered being listed, and upon delivery being eligible for trading, on the Nasdaq National Market or on a national securities exchange. If the conditions set forth in this subparagraph
(6)(d) have not been satisfied prior to or on the date of payment of any Liquidating Payment, such Liquidating Payment shall be paid solely in cash.

     (7) NO FRACTIONAL SHARES OF SERIES A TCI GROUP COMMON STOCK. No fractional shares of Series A TCI Group Common Stock or scrip shall be issued upon the exchange of Series A Preferred Stock for Series A TCI Group Common Stock or in connection with the delivery of shares of Series A TCI Group Common Stock in payment, in whole or in part, of any dividend, Redemption Price or Liquidating Payment. Whether or not a fractional share would be delivered to a holder of Series A Preferred Stock shall be based upon (i), in the case of an exchange pursuant to paragraph (5), on the total number of shares of Series A Preferred Stock such holder is at the time exchanging into Series A TCI Group Common Stock and the total number of shares of Series A TCI Group Common Stock otherwise deliverable upon such exchange and (ii), in the case of the payment, in whole or in part, of dividends, a Redemption Price or a Liquidating Payment pursuant to paragraphs (3), (4) or (6), respectively, through the delivery of shares of Series A TCI Group Common Stock, on the total number of shares of Series A Preferred Stock at the time held by such holder and the total number of shares of Series A TCI Group Common Stock otherwise deliverable in respect thereof. In lieu of the issuance of a fraction of a share of Series A TCI Group Common Stock or scrip, the Company shall pay instead an amount in cash by its check equal to the same fraction of (i), in the case of an exchange, the Average Market Price per share of Series A TCI Group Common Stock on the Exchange Date and (ii), in the case of a payment, in whole or in part, of dividends, a Redemption Price or a Liquidating Payment through the delivery of shares of Series A TCI Group Common Stock, the Cash Equivalent Amount, determined as of the record date of such dividend and as of the date of payment of such Redemption Price or Liquidating Payment.

     (8) PAYMENT OF TAXES. The Company shall pay any and all documentary, stamp or similar transfer taxes payable in respect of the delivery of shares of Series A TCI Group Common Stock pursuant to paragraphs (3), (4), (5) or (6); provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the delivery of shares of Series A TCI Group Common Stock in a name other than that of the registered holder of the shares of Series A Preferred Stock in respect of which such shares of Series A TCI Group Common Stock are delivered, and no such delivery shall be made unless and until the person requesting such delivery has paid to the Company or its designated agent the amount of any such tax or has established, to the satisfaction of the Company or such agent, that such tax has been paid.

     (9) NO PREEMPTIVE RIGHTS. The holders of shares of Series A Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

     (10) VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have no voting rights, except as otherwise required by law and except as set forth in this paragraph (10). When and if the holders of Series A Preferred Stock are entitled to vote by law or pursuant to this paragraph (10), each holder will be entitled to one vote per share. Shares of Series A Preferred Stock held by the Parent or any direct or indirect majority-owned subsidiary of the Parent (including any Subsidiary) shall not be counted for quorum purposes and shall be deemed shares not entitled to vote on any matter presented to the holders of Series A Preferred Stock, except to the extent otherwise required by law.

     (a) GENERAL ELECTION OF DIRECTORS; NUMBER OF VOTES. The holders of shares of Series A Preferred Stock shall have the right to vote, voting as a class with the holders of the Company's common stock (and with the holders of any other class or series of Preferred Stock entitled to vote with such common stock as a class in the general election of directors), in any general election of directors of the Company.

     (b) ELECTION OF PREFERRED STOCK DIRECTORS. (i) If at any time accrued dividends payable on the shares of Series A Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, the holders of the shares of Series A Preferred Stock, voting separately as a class (with the holders of all other shares of Parity Stock upon which like voting rights have been conferred and are exercisable), shall have the right to vote for the election of two directors (the "Preferred Stock Directors") to the Board of Directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of Series A Preferred Stock to vote for the election of two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of Series A Preferred Stock shall have been paid in full and, when so paid, such right shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of Series A Preferred Stock to elect two Preferred Stock Directors in the case of future dividend defaults. The Preferred Stock Directors shall be elected by a plurality of the votes cast by the holders of Series A Preferred Stock and any class or other series of Parity Stock (in addition to the Series A Preferred Stock) upon which like voting rights have been conferred and are exercisable.

     (ii) At any time when the holders of shares of the Series A Preferred Stock (with the holders of all other shares of Parity Stock and Senior Stock upon which like voting rights have been conferred and are exercisable) are entitled to elect two Preferred Stock Directors, the Company shall, upon the written request (a "Request") of the holders of record of not less than the greater of
(i) 10% of the outstanding shares of Series A Preferred Stock or (ii) 10% of the outstanding shares of all classes and series of Parity Stock (including the Series A Preferred Stock) entitled to vote for such Preferred Stock Directors, call a special meeting of holders of the Series A Preferred Stock (and such other Parity Stock) for the election of the two Preferred Stock Directors. Notice of the special meeting shall be given in accordance with the requirements of Delaware law, and such meeting shall be held not more that 60 days after the Company's receipt of the Request. The Preferred Stock Directors shall be nominated by the persons who submit the Request, except that at any meeting after the first meeting at which the Preferred Stock Directors are elected, the Preferred Stock Directors shall be nominated, subject to subparagraph 10(d) below, by the existing Preferred Stock Directors.

     (iii) The term of office of each Preferred Stock Director shall terminate on the earlier of (i) the next annual meeting of stockholders of the Company at which a successor shall have been elected and qualified (irrespective of whether the Board of Directors is divided into staggered classes) or (ii) the termination of the right of the holders of shares of Series A Preferred Stock and any such other shares of Parity Stock and to vote for Preferred Stock Directors pursuant to this subparagraph 10(b). If, prior to the end of the term of any Preferred Stock Director elected as aforesaid, a vacancy in the office of such director shall occur, such vacancy shall be filled for the unexpired term by the appointment by the remaining Preferred Stock Director elected as aforesaid of a new director for the unexpired term of such former Preferred Stock Director. If both Preferred Stock Directors so elected by the holders of shares of Series A Preferred Stock (and such other Parity Stock) shall cease to serve as directors before their terms shall expire, the holders of the shares of Series A Preferred Stock (together with the holders of such other Parity Stock, if any) may, at a special meeting of the holders called as provided in subparagraph (10)(b)(ii) above, nominate and elect successors to hold office for the unexpired terms of such Preferred Stock Directors.

     (c) CERTAIN CHANGES TO CHARTER; RECLASSIFICATIONS. For as long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of such outstanding shares (voting separately as a class), given in person or by proxy at any annual meeting or special meeting called for such purpose, shall be necessary (i) before the Company may amend, alter or repeal any of the provisions of this Certificate of Designations or the Restated Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock then outstanding or reduce the minimum time required for any notice to which holders of shares of Series A Preferred Stock then outstanding may be entitled; provided, however, that (x) any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Stock or shares of any other class or series of Parity Stock (whether or not already authorized) and (y) any such amendment that would increase the number of authorized shares of Preferred Stock (but not the number of authorized shares of Series A Preferred Stock) or that would decrease (but not below the number of shares then outstanding) the number of authorized shares of Preferred Stock (but not the the number of authorized shares of Series A Preferred Stock), shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of Series A Preferred Stock; and (ii) before the Company may reclassify the outstanding shares of Series A Preferred Stock into another class or series of capital stock of the Company (unless such reclassification would not adversely affect the powers, preferences or rights of the holders of the shares of Series A Preferred Stock then outstanding or reduce the minimum time required for any notice to which holders of shares of Series A Preferred Stock then outstanding may be entitled); provided, however, that no consent described in clause (i) of this paragraph of the holders of the shares of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding (except that no such provision may be made prior to the Initial Redemption
Date).

     (d) CREATION OF SENIOR STOCK. For as long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3 of such outstanding shares (voring separately as a class), given in person or by proxy at any annual meeting or special meeting called for such purpose, shall be necessary before the Company or the Board of Directors may create or issue any Senior Stock; provided, however, that no such consent shall be necessary if, at or prior to the time of such creation or issue, provision is made for the redemption of all of the outstanding shares of Series A Preferred Stock (except that no such provision may be made prior to the Initial Redemption
Date).

     (e) NO OTHER VOTE. Except as otherwise set forth in this paragraph (10) or as required by law, the holders of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent or vote of such holders shall not be required for the taking of any corporate action by the Company or the Board of Directors. The provisions of this paragraph 10 are in lieu of, and not in addition to, any voting rights specified in the Restated Certificate of Incorporation as applicable to all series of Preferred Stock (except where the instrument creating such series otherwise provides).

     (11) WAIVER. Any provision of this Certificate of Designations which, for the benefit of the holders of Series A Preferred Stock, prohibits, limits or restricts actions by the Company may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least 66 2/3% of the number of shares of Series A Preferred Stock then outstanding, either in writing or by vote at a meeting called for such purpose at which the holders of Series A Preferred Stock shall vote as a separate class.

     (12) EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate of Designations."

     The undersigned has signed this Certificate of Designations on this
          day of           , 1995.

                                          Vice President of TCI Communications,
                                          Inc.

                                          Attest: